Execution Version

Item 2(h) – Purchase Agreement

MANDATORY EXCHANGEABLE TRUST

66,000,000 MANDATORY EXCHANGEABLE TRUST SECURITIES

(SUBJECT TO EXCHANGE INTO AMERICAN DEPOSITARY SHARES, EACH CURRENTLY REPRESENTING ONE ORDINARY SHARE, OF ALIBABA GROUP HOLDING LIMITED)

PURCHASE AGREEMENT

June 1, 2016
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
U.S.A.

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
U.S.A.

As Representatives of the Initial Purchasers named in Schedule 1 hereto (the “Initial Purchasers”)

Ladies and Gentlemen:

Mandatory Exchangeable Trust, a trust duly created under the laws of the State of New York (such trust and the trustees thereof acting in their capacities as such being referred to herein as the “Trust”), subject to the terms and conditions stated herein, agrees to issue and sell to the Initial Purchasers the Securities (as defined below) as set forth below.

Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Securities.

Section 1.              The Securities. Subject to the terms and conditions herein contained, the Trust proposes to issue and sell to the Initial Purchasers 55,000,000 Mandatory Exchangeable Trust Securities of the Trust (the “Firm Securities”) and, at the election of the Initial Purchasers pursuant to their option to purchase referred to in Section 3 hereof, up to 11,000,000 additional Mandatory Exchangeable Trust Securities of the Trust (the “Option Securities”). The Firm Securities and the Option Securities are herein collectively called the “Securities”.

Each Security is to be delivered pursuant to an amended and restated trust agreement, dated the date hereof, among Ruth K. Lavelle, as settlor or trustor, Gregory F. Lavelle, as the prior trustee, and Donald J. Puglisi, William R. Latham III and James B. O’Neill, as trustees of the Trust (the “Trust Agreement”). Each Security will be exchangeable on or, in certain circumstances, prior to, the first Scheduled Trading Day (as defined in the Pricing Disclosure Package) after June 1, 2019 (the “Exchange Date”) (i) for the relevant exchange property (which will initially be 1.3040 American Depositary Shares (the “ADSs”), each ADS representing one ordinary share, par value US$0.000025 per share (the “Ordinary Shares”), of Alibaba Group Holding Limited, an exempted company with limited liability incorporated in the Cayman Islands (the “Issuer”)) or (ii), following the Shareholder’s (as defined below) election under the forward purchase agreement, to be dated on or prior to the First Closing Date (the “Forward Purchase Agreement”), between the Trust and West Raptor Holdings, LLC (the “Shareholder”), a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of SoftBank Group Corp., a company incorporated under the laws of Japan (the “Shareholder Parent”), for cash, in each case as described in the Pricing Disclosure Package (as defined below).

The Trust will enter into the Forward Purchase Agreement with the Shareholder pursuant to which the Shareholder will agree to sell, and the Trust will agree to purchase, the number of ADSs deliverable by the Shareholder on, or immediately prior to, the Exchange Date, subject to (i) the Shareholder’s election to cash settle its obligations under the Forward Purchase Agreement and (ii) acceleration (in whole or in part) of the Shareholder’s obligations under the Forward Purchase Agreement, including at the Shareholder’s election or as a result of certain events. The Shareholder’s obligations under the Forward Purchase Agreement will be secured by a pledge of Ordinary Shares pursuant to the terms of a collateral agreement, to be dated on or prior to the First Closing Date(as defined below), among the Shareholder, U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the Trust (the “Collateral Agreement”).

The Securities will be offered and sold to the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Trust has prepared a preliminary offering circular dated as of May 31, 2016 (the “Preliminary Circular”), setting forth or including a description of the terms of the offering, the Securities, the Trust’s Investment Objective and Policies and a description of the Trust, among other things.

Annex A to the Preliminary Circular and the Final Circular (as defined below) consists of the Issuer’s annual report on Form 20-F for the fiscal year ended March 31, 2016 (including the documents incorporated by reference therein) (such Annex A, including any amendment or supplement thereto, the “Issuer Disclosure”).

As used herein, “Pricing Disclosure Package” shall mean the Preliminary Circular, as supplemented or amended by the written communications listed on Annex 1(a) hereto in the most recent form that has been prepared and delivered by the Trust to the Representatives in connection with the Initial Purchasers’ solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made, which shall be 6:00 P.M., New York City time, on June 1, 2016 (the “Applicable Time”). Promptly after the Applicable Time and in any event no later than the second Business Day (as defined below) following the Applicable Time, the Trust will prepare and deliver to each Representative a final offering circular (the “Final Circular”), which will consist of the Preliminary Circular with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex 1(a) hereto. A “Business Day” means any day on which commercial banks are open for business in both New York City, United States and Hong Kong. “First Closing Date” means 8 A.M., New York City time, on June 10, 2016, or at such other time not later than seven Business Days thereafter as the Representatives, the Trust and the Shareholder determine. “Option Closing Date” means any time for the delivery of and payment for the Option Securities, which may be the First Closing Date, and shall be determined by the Representatives, subject to the terms of this Agreement. “Subsequent Closing Date” means any Option Closing Date other than the First Closing Date. “Closing Date” means the First Closing Date and any Subsequent Closing Date.

Each of the Trust and the Shareholder hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Final Circular in connection with the offer and sale of the Securities by the Initial Purchasers.

Section 2.              Representations and Warranties. References in this Section 2 to the “Offering Circular” are to (i) the Pricing Disclosure Package, in the case of representations and warranties made as of the Applicable Time, and (ii) both the Pricing Disclosure Package and the Final Circular, in the case of representations and warranties made at each Closing Date.

(a)            Representations and Warranties of the Trust. As of the Applicable Time and at each Closing Date, the Trust represents and warrants to and agrees with each of the Initial Purchasers, as follows:

(i)            The Trust has been duly created, is validly existing as a trust under the laws of the State of New York, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and to enter into and perform its obligations under this Agreement and the Trust Agreement; the Trust has all necessary consents, approvals, authorizations, orders, registrations or qualifications, of and from, and has made all declarations and filings with, all courts and governmental agencies and bodies, to own and use its assets and to conduct its business in the manner described in the Pricing Disclosure Package, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Trust (“Material Adverse Effect”);

(ii)            The Trust has no subsidiaries;

(iii)           On or prior to the First Closing Date, the Trust will be registered with the United States Securities and Exchange Commission (the “Commission”) as a nondiversified, closed-end management investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and no order of suspension or revocation of such registration will have been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission; on the First Closing Date, no person will be serving or acting as an officer or trustee of the Trust except in accordance with the provisions of the Investment Company Act;

(iv)           The Preliminary Circular (excluding the Issuer Disclosure) on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements in the Preliminary Circular (excluding the Issuer Disclosure), in the light of the circumstances under which they were made, not misleading; provided, however that the Trust makes no representation or warranty as to the information contained in or omitted from the Preliminary Circular in reliance upon and in conformity with information, as described in Section 12, that has been furnished in writing to the Trust by or on behalf of the Initial Purchasers through any of the Representatives specifically for inclusion therein. The Pricing Disclosure Package (excluding the Issuer Disclosure) did not, at the Applicable Time, and the Final Circular (excluding the Issuer Disclosure) will not, as of its date and on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Trust makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package or the Final Circular in reliance upon and in conformity with information, as described in Section 12, that has been furnished in writing to the Trust by or on behalf of the Initial Purchasers through any of the Representatives specifically for inclusion therein. For the avoidance of doubt, the Trust makes no representation or warranty as to the absence of any untrue statement or alleged untrue statement or omission or alleged omission in the Preliminary Circular, the Pricing Disclosure Package or the Final Circular arising out of or based upon any failure or alleged failure in the Preliminary Circular, the Pricing Disclosure Package or the Final Circular to update, correct or remedy any untrue statement or omission or alleged omission in the Issuer Disclosure. The Trust has not distributed or referred to and will not distribute or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Trust or its agents and representatives (other than the Pricing Disclosure Package and the Final Circular) an “Issuer Written Communication”).

(v)            On or prior to the First Closing Date, each of the Forward Purchase Agreement, the Collateral Agreement, the Administration Agreement, to be dated on or prior to the First Closing Date, between U.S. Bank National Association (“U.S. Bank”) and the Trust (the “Administration Agreement”), the Custodian Agreement, to be dated on or prior to the First Closing Date, between U.S. Bank and the Trust (the “Custodian Agreement”), the Paying Agent Agreement, to be dated on or prior to the First Closing Date, between U.S. Bank and the Trust (the “Paying Agent Agreement”), the Fund Expense Agreement, to be dated on or prior to the First Closing Date, among the Shareholder, U.S. Bank and the Trust (the “Fund Expense Agreement”), the Fund Indemnity Agreement, to be dated on or prior to the First Closing Date, among the Shareholder, U.S. Bank and the Trust (the “Fund Indemnity Agreement”), the ADS Procedures Agreement, dated the date hereof, among Citibank, N.A. (the “Depositary”), the Shareholder, the Issuer, the Trust and the Collateral Agent (the “ADS Procedures Agreement”), and the Securities Account Control Agreement, to be dated on or prior to the First Closing Date, among the Shareholder and the Collateral Agent and U.S. Bank, as securities intermediary (the “Securities Account Control Agreement”), (the Forward Purchase Agreement, the Collateral Agreement, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Fund Expense Agreement, the Fund Indemnity Agreement, the ADS Procedures Agreement, the Securities Account Control Agreement, collectively together with the Deed of Understanding, to be dated on or prior to the First Closing Date, among Maples Fund Services (Cayman) Limited, the Shareholder, the Issuer and the Collateral Agent (the “Deed of Understanding”) are herein called the “Fundamental Agreements”) will have been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(vi)           On or prior to the First Closing Date, the Trust Agreement will have been duly authorized, executed and delivered by the Trust, and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions;

(vii)          On or prior to the First Closing Date, all approvals of the Trust Agreement and the Fundamental Agreements required under the Investment Company Act by the holders of the Securities and the Trustees will have been obtained and be in full force and effect;

(viii)         On or prior to the First Closing Date, the Securities to be issued and sold by the Trust to the Initial Purchasers hereunder will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Pricing Disclosure Package; the Trust Agreement conforms, and on the First Closing Date, the Forward Purchase Agreement, the Collateral Agreement, the Custodian Agreement and the Paying Agent Agreement will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package;

(ix)            The issue and sale of the Securities to be sold by the Trust and the compliance by the Trust with this Agreement and each Fundamental Agreement to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of (x) any of the terms or provisions of, or constitute a default under, the Trust Agreement or (y) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is subject or by which the Trust is bound or to which any of the property or assets of the Trust is subject nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Trust of the transactions contemplated by this Agreement or the Fundamental Agreements to which the Trust is a party, except such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws;

(x)            On each Closing Date, the Trust Agreement and the Fundamental Agreements to which the Trust and is a party will be in full force and effect and the Trust will not be in default in the performance or observance of any obligation, covenant or condition thereunder and, as of each Closing Date, to the knowledge of the Trust, no event has occurred that with the passage of time or the giving of notice or both would constitute a default thereunder; the Trust is not in default in the performance or observance of any obligation, covenant or condition contained in any other agreement or instrument to which it is a party or by which it or any of its properties is bound;

(xi)           The statements set forth in the Offering Circular under the captions “The Trust,” “Investment Objective and Policies” and “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities, fairly and accurately summarize such terms;

(xii)          There are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and Final Circular, which, if determined adversely to the Trust would, individually or in the aggregate, have a Material Adverse Effect and, to the best of the Trust’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiii)         There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Offering Circular, other than as described therein;

(xiv)         The Trust maintains or, following the First Closing Date, will maintain a system of internal control over financial reporting (as such term is defined in Rule 30a-3(d) under the Investment Company Act) that complies with the requirements of the Investment Company Act and has been or will be designed by the Trust’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Trust’s internal control over financial reporting is or will be effective and the Trust is not aware of any material weaknesses in its internal control over financial reporting;

(xv)          The Trust maintains or, following the First Closing Date, will maintain disclosure controls and procedures (as such term is defined in Rule 30a-3(c) under the Investment Company Act) that comply with the requirements of the Investment Company Act; such disclosure controls and procedures have been or will be designed to ensure that material information relating to the Trust is made known to the Trust’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are or will be effective;

(xvi)         The Trust has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Trust of the transactions contemplated hereby have been duly and validly authorized by the Trust. This Agreement has been duly executed and delivered by the Trust;

(xvii)        The Trust is not (i) in violation of the Trust Agreement, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which it or any of its properties or assets is subject, except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(xviii)       None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(xix)           There are no material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Circular;

(xx)            The Trust has not directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities;

(xxi)           No securities of the Trust are of the same class (within the meaning of Rule 144A under the Act) as the Securities or the Ordinary Shares and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;

(xxii)         The Trust has not taken, and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities;

(xxiii)        Neither the Trust nor any Trustee nor, to the knowledge of the Trust, any agent, employee, or other person associated with or acting on behalf of the Trust has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Unfair Competition Prevention Law of Japan, as amended (the “UCPL”), the U.K. Bribery Act 2010 (the “Bribery Act”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other similar law of any country having jurisdiction over the Trust or any of its properties (together “Anti-Corruption Laws”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Trust has conducted its business in compliance with the Anti-Corruption Laws and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxiv)        The operations of the Trust are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered, or enforced by any governmental agency, including Title 18 U.S. Code sections 1956 and 1957, the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Trust, threatened;

(xxv)         Neither the Trust nor any Trustee nor, to the knowledge of the Trust, any agent, employee or affiliate of the Trust, is (1) subject to or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, Her Majesty’s Treasury (“HMT”), the Council or Commission of the European Union, the United Nations Security Council (“UNSC”), a Sanctions Committee acting for the UNSC, the Ministry of Finance of Japan or the Ministry of Trade, Economic and Industry of Japan (collectively, “Sanctions”); (2) located, organized or resident in a country or territory that is subject to or the target of Sanctions; or (3) (i) listed on the “Specially Designated Nationals and Blocked Persons” List maintained by OFAC, the Consolidated List of Financial Sanctions Targets in the United Kingdom maintained by HMT or any similar list maintained by any of the Sanctions authorities or listed in any public announcement of Sanctions designation made by any of the Sanctions authorities, or (ii) in violation of Sanctions or the subject of a governmental investigation relating to Sanctions. The Trust will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purposes of financing or facilitating the activities of or business with any person, or entity or in any jurisdiction, that, at the time of such funding or facilitating, is subject to or the target of any Sanctions, or in a manner that will result in a violation of Sanctions by any person (including any person participating in the offering of the Securities, whether as an Initial Purchaser, advisor, investor or otherwise);

Any certificate signed by any trustee of the Trust and delivered to any Representative or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Trust to each Initial Purchaser as to the matters covered thereby.

(b)           Representations and Warranties of the Shareholder and the Shareholder Parent. As of the Applicable Time and at each Closing Date, the Shareholder and the Shareholder Parent, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers and the Trust, as follows:

(i)            The Shareholder has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii)           The Shareholder is newly formed and has no subsidiaries;

(iii)         The Shareholder has not engaged in any activities or transactions, incurred any liabilities or acquired any property or other assets, other than in connection with its formation and initial capitalization and acquisition of the Ordinary Shares that will be pledged pursuant to the Collateral Agreement, or in connection with its entry into or consummation of the transactions contemplated by the Forward Purchase Agreement and the Collateral Agreement;

(iv)        The Shareholder is not in violation of the amended and restated limited liability company agreement among SoftBank Group International GK, Independent Director 1 (as defined therein) and Independent Director 2 (as defined therein), dated the date hereof (the “Limited Liability Company Agreement”), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound;

(v)          The Preliminary Circular (excluding the Issuer Disclosure), on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements in the Preliminary Circular (excluding the Issuer Disclosure), in the light of the circumstances under which they were made, not misleading; provided, however, that the Shareholder and the Shareholder Parent make no representation or warranty as to the information contained in or omitted from the Preliminary Circular in reliance upon and in conformity with information, as described in Section 12, that has been furnished in writing to the Trust by or on behalf of the Initial Purchasers through any of the Representatives specifically for inclusion therein. The Pricing Disclosure Package (excluding the Issuer Disclosure) did not, at the Applicable Time, and the Final Circular (excluding the Issuer Disclosure) will not, as of its date and on any Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Shareholder and the Shareholder Parent make no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package or the Final Circular in reliance upon and in conformity with information, as described in Section 12, that has been furnished in writing to the Trust by or on behalf of the Initial Purchasers through any of the Representatives specifically for inclusion therein. For the avoidance of doubt, the Shareholder and the Shareholder Parent make no representation or warranty as to the absence of any untrue statement or alleged untrue statement or omission or alleged omission in the Preliminary Circular, the Pricing Disclosure Package or the Final Circular arising out of or based upon any failure or alleged failure in the Preliminary Circular, the Pricing Disclosure Package or the Final Circular to update, correct or remedy any untrue statement or omission or alleged omission in the Issuer Disclosure.

(vi)         The statements set forth in the Offering Circular under the captions “Investment Objectives and Policies” and “Description of Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as they purport to constitute summaries of the provisions of the laws and documents referred to therein, fairly and accurately summarize such matters;

(vii)       The entry into the Forward Purchase Agreement and the transactions in connection therewith contemplated hereby and by the other Fundamental Agreements are not prompted by Shareholder Parent’s or Shareholder’s possession of any material information concerning the Issuer or any of its principal subsidiaries and consolidated variable interest entities which is not set forth in the Issuer Disclosure or otherwise public;

(viii)      On or prior to the First Closing Date, each of the Fundamental Agreements to which the Shareholder is or will be a party will have been duly authorized, executed and delivered by the Shareholder, and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions;

(ix)          The compliance by the Shareholder with all of the provisions of the Fundamental Agreements to which the Shareholder is or will be a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (x) the constitutive documents of the Shareholder, or (y) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder is bound or to which any of the property or assets of the Shareholder is subject (except for, in the case of clause (y), any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Shareholder or any of the Shareholder’s properties (except for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the compliance by the Shareholder with or the consummation by the Shareholder of the transactions contemplated by this Agreement, the Forward Purchase Agreement or the Collateral Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

(x)           At each Closing Date, the Shareholder will have good and marketable title to the Ordinary Shares delivered to the Collateral Agent at such Closing Date, free of all liens, mortgages, security interests, pledges, charges, encumbrances or adverse claims of any kind (other than Transfer Restrictions) (each a “Lien”), other than Permitted Liens (as defined in the Collateral Agreement), and Transfer Restrictions (as defined in the Collateral Agreement), other than Existing Transfer Restrictions (as defined in the Collateral Agreement). At each Closing Date, (A) the full purchase price or other consideration (within the meaning of Rule 144(d)(1) under the Securities Act) for all such Ordinary Shares will have been paid by the Shareholder (or any entity with respect to which the Shareholder may tack the holding period under Rule 144) more than one year prior to the time of such delivery; (B) all consents, approvals, authorizations and orders necessary for the Shareholder to pledge such Ordinary Shares pursuant to the Collateral Agreement will have been obtained; (C) upon delivery or deposit of such Ordinary Shares pursuant to the Collateral Agreement, the Collateral Agent will obtain a valid security interest in such Ordinary Shares subject to no other Lien, other than Permitted Liens (it being understood that such security interest shall be a perfected first priority security interest upon the filing of a UCC financing statement by the Collateral Agent in the appropriate jurisdiction to the extent a security interest therein may be perfected by the filing of such a UCC financing statement); and (D) none of such Ordinary Shares will be pledged by the Shareholder as collateral for any other purpose. Upon delivery of any ADSs and payment therefor pursuant to the Forward Purchase Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims (other than (x) those arising under applicable securities laws to the extent such Ordinary Shares are converted into ADSs prior to the date that is one year from the last Closing Date (or such longer holding period, if any, applicable to the Securities if then required by applicable law) and (y) those arising under the constituent documents of the Issuer or under the Deposit Agreement (as defined in the Collateral Agreement)), and other than any Permitted Liens, will pass to the Trust;

(xi)          The Ordinary Shares to be pledged under the Collateral Agreement were not, when issued, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A under the Act);

(xii)         With respect to the Ordinary Shares to be pledged on or prior to each Closing Date under the Collateral Agreement, the Shareholder Parent will have a “holding period” (calculated in accordance with Rule 144 under the Securities Act) that commenced at least one year prior to the date of this Agreement;

(xiii)        At each Closing Date, the representations and warranties of the Shareholder set forth in Section 3.1 of the Collateral Agreement will be true and correct with the same effect as though such representations and warranties had been set forth in full in this Agreement;

(xiv)       None of the Shareholder Parent or any of its Subsidiaries (the “Subsidiaries”) has taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities;

(xv)        None of the Shareholder Parent or any of its Subsidiaries has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities;

(xvi)       None of the Shareholder, the Shareholder Parent or any director or officer of the Shareholder or the Shareholder Parent, nor, to the best knowledge of the Shareholder or the Shareholder Parent, any director or officer of any of the Subsidiaries, or any agent, employee or other person acting on behalf of the Shareholder or the Shareholder Parent, has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) violated or is in violation of any provision of the Anti-Corruption Laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Shareholder and the Shareholder Parent and, to the best knowledge of the Shareholder Parent, the Subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws and such other laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xvii)     The operations of the Shareholder Parent and the Subsidiaries have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Shareholder Parent or any of its Subsidiaries with respect to the Anti–Money Laundering Laws is pending or, to the best knowledge of the Shareholder or the Shareholder Parent, threatened;

(xviii)    None of the Shareholder, the Shareholder Parent or any of the Subsidiaries or any director or officer of the Shareholder or the Shareholder Parent, nor to the best knowledge of the Shareholder or the Shareholder Parent, any director or officer of any of the Shareholder Parent’s Subsidiaries, or any agent or employee of the Shareholder Parent or any of the Subsidiaries, is (1) subject to or the target of Sanctions; (2) located, organized or resident in a country or territory that is subject to or the target of Sanctions; or (3) (i) listed on the “Specially Designated Nationals and Blocked Persons” List maintained by OFAC, the Consolidated List of Financial Sanctions Targets in the United Kingdom maintained by HMT or any similar list maintained by any of the Sanctions authorities or listed in any public announcement of Sanctions designation made by any of the Sanctions authorities, or (ii) in violation of Sanctions or the subject of a governmental investigation relating to Sanctions. Neither the Shareholder nor the Shareholder Parent will directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of or with any person or entity or in any jurisdiction that, at the time of such funding or facilitating, is subject to or the target of any Sanctions, or in a manner that will result in a violation of Sanctions by any person (including any person participating in the offering of the Securities, whether as an Initial Purchaser, advisor, investor or otherwise).

Any certificate signed by any officer of the Shareholder Parent or any director of the Shareholder and delivered to any Representative or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Shareholder Parent or the Shareholder, respectively, to each Initial Purchaser as to the matters covered thereby.

Section 3.                  Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Firm Securities in the respective amounts set forth on Schedule 1 hereto from the Trust, at an offering price of $98.75 per Security (representing the offering price to investors of $100.00 per Security less an underwriting and selling commission of $1.25 per Security). The Trust will deliver the Firm Securities to or, as instructed by the Representatives, for the accounts of the several Initial Purchasers in a form reasonably acceptable to the Representatives against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Trust shall specify prior to the First Closing Date, or by such means as the parties hereto shall agree prior to the First Closing Date. Such delivery of and payment for the Firm Securities shall be made at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303 at the First Closing Date.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the several Initial Purchasers to purchase the Option Securities in the respective amounts as set forth in Schedule 1 hereto from the Trust at a price of $98.75 per Security.

The option granted hereby may be exercised in whole or in part, by giving prior written notice (i) at any time before the First Closing Date and (ii) on one, or more occasions, within 30 days after the date of this Agreement, by the Representatives to the Trust and the Shareholder setting forth the number of Option Securities as to which the several Initial Purchasers are exercising the option. To the extent the notice is received before 24 hours after the Applicable Time, the Option Closing Date will be the First Closing Date. To the extent such notice is received 24 hours or more after the Applicable Time, such Option Closing Date will be five Business Days after receipt by the Trust and the Shareholder of such notice after the date of such notice, unless otherwise agreed by the Trust and the Shareholder.

The number of Option Securities to be purchased by each Initial Purchaser shall be in the same proportion to the total number amount of Option Securities being purchased as the number of Firm Securities being purchased by such Initial Purchasers, adjusted by the Representatives to account for fractional amounts.

The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Trust. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made wire transfer (same day funds) to such account or accounts as the Trust shall specify prior to the First Closing Date, or by such means as the parties hereto shall agree prior to any Option Closing Date. Such delivery of and payment for the Option Securities shall be made at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303 at any Option Closing Date.

Section 4.                  Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Circular as soon as practicable after this Agreement is entered into and as in the judgment of the Representatives is advisable. Each of the Initial Purchasers represents to and agrees with the Trust, the Shareholder and the Shareholder Parent that, unless such Initial Purchaser has obtained the prior consent of the Trust, the Shareholder and the Shareholder Parent, it has not distributed or referred to and will not distribute or refer to any written communication (as defined under Rule 405 under the Act) that constitutes an offer to sell or a solicitation of an offer made to buy the Securities (other than the Pricing Disclosure Package or the Final Circular).

Section 5.                  Covenants

(a)            Covenants of the Trust. The Trust covenants and agrees with each of the Initial Purchasers as follows:

(i)            Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) the First Closing Date, the Trust will not amend or supplement the Pricing Disclosure Package or the Final Circular or otherwise distribute or refer to any written communication (as defined under Rule 405 under the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package or the Final Circular) unless the Representatives shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Representatives shall have given their consent. The Trust will promptly, upon the reasonable request of the Representatives or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Circular that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(ii)            The Trust will cooperate with the Representatives in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Trust shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(iii)          (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package or the Final Circular as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package or the Final Circular to comply with applicable law, the Trust will promptly notify the Representatives thereof and will prepare, at the expense of the Shareholder Parent, an amendment or supplement to the Pricing Disclosure Package or the Final Circular that corrects such statement or omission or effects such compliance, and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with applicable law, the Trust will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (i) above, furnish to the Representatives such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Circular) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with applicable law.

(iv)          The Trust will, without charge, provide to the Representatives as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Circular or any amendment or supplement thereto as the Representatives may reasonably request.

(v)           The Trust will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Circular.

(vi)          The Trust will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(vii)        The Trust will not, and will not permit any persons acting on their behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities other than any solicitation by means of dissemination of any written general solicitation document listed on Annex 1(b) (each a “Permitted General Solicitation Material”), or (2) engage in any manner in a public offering within the meaning of Section 4(a)(2) of the Act.

(viii)       For so long as any of the Securities remain outstanding, the Trust will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Trust is then subject to Section 13 or 15(d) of the Exchange Act.

(ix)          The Trust will use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(x)            The Trust will not offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Securities at any time.

(xi)           The Trust will file a registration statement on Form N-2 with the Commission within three months after the filing of its notification of registration on Form N-8A, as provided in Rule 8b-5 under the Investment Company Act.

(b)            Covenants of the Shareholder Parent. The Shareholder Parent covenants and agrees with each of the Initial Purchasers as follows:

(i)            The Shareholder Parent will not, and will not permit any of the Subsidiaries or persons acting on their behalf to, (1) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities other than by means of dissemination of any Permitted General Solicitation Material, or (2) engage in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(ii)            None of the Shareholder Parent or any of its Subsidiaries will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(iii)          For the period of 180 days commencing the date hereof (the “Lock-Up Period”), without the written consent of the Representatives, the Shareholder and the Shareholder Parent will not, directly or indirectly, take any of the following actions with respect to the Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of the Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, pledge, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) request or otherwise cause a registration statement to be filed with the with the Commission under the Act relating to Lock-Up Securities, provided, however, that the foregoing shall not restrict or prohibit:

(a)            any direct or indirect pledge of, or the grant of any charge or security interest in, any Lock-Up Securities, or any equity or ownership interests in any Shareholder Group Member (as defined below) directly or indirectly holding an interest in any Lock-Up Securities, in connection with any bona fide financing transaction (including any syndication thereof); provided that no secured party shall be permitted to pledge, transfer or rehypothecate such Lock-Up Securities other than (i) in connection with the exercise of remedies in a default or an event of default under the terms of such financing transaction or (ii) to a Shareholder Group Member upon release of such pledge, charge or security interest;

(b)           any conversion of Lock-Up Securities into, or exchange or exercise of Lock-Up Securities for, ADSs or Ordinary Shares by any Shareholder Group Member; provided that the ADSs or Ordinary Shares received by any Shareholder Group Member upon such conversion, exchange or exercise shall be subject to the terms of the restrictions in this paragraph (iii);

(c)           the establishment of a trading plan pursuant to Rule 10b5-1 under the U.S. Exchange Act for the transfer of any Lock-Up Securities; provided that such plan does not provide for the transfer of any Lock-Up Securities during the Lock-Up Period;

(d)           any disposition of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ADSs or Ordinary Shares in connection with a Change of Control (as defined below) of the Issuer; provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions set forth in this paragraph (iii);

(e)            any indirect disposition of Lock-Up Securities pursuant to a merger, consolidation, spin-off, split-off or restructuring involving, any other sale or transfer of, or a third-party investment in, the equity interests of any Shareholder Group Member; provided that such transaction does not also constitute a direct transfer of Lock-Up Securities; provided, further, that the Lock-Up Securities of the relevant Shareholder Group Member shall remain subject to the restrictions set forth in this paragraph (iii);

(f)            any disposition of Lock-Up Securities to a Shareholder Group Member (it being understood, for the avoidance of doubt, that, except as otherwise permitted by the immediately preceding paragraphs (a) through (f) or by the immediately following paragraph (g) hereof, no such disposition shall involve a disposition of Lock-Up Securities to an entity or other person that is not a Shareholder Group Member for value received from such entity or other person); provided that in the case of this paragraph (f), any transferee that directly receives Lock-Up Securities agrees to be bound in writing by the terms of this paragraph (iii);

(g)           any disposition contemplated hereby or by the Fundamental Agreements or in the Pricing Disclosure Package (whether in connection with the entry into the Forward Purchase Agreement, any pledge or other collateral arrangement, any acceleration or early termination of, or substitution of collateral under, the Forward Purchase Agreement, or otherwise).

A “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Issuer, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of total voting power of the voting stock of the Issuer.

A “Shareholder Group Member” means (i) Shareholder Parent or (ii) an entity of which a majority of its Voting Securities are owned, directly or indirectly (including through one or more intermediaries), by Shareholder Parent (it being understood that, for purposes of the foregoing definition, if an entity owns a majority of the Voting Securities of another entity, the former is deemed to own all of the Voting Securities owned by the latter).

“Voting Securities” of an entity means shares, interests, participations or other equivalents of corporate stock, however designated, of a corporation, and, in the case of an entity that is not a corporation, any and all partnership, limited liability or other equity or ownership interests of such entity, in each case entitling the holders thereof to vote in the election of members of the board of directors or equivalent governing body of such entity.

Section 6.                  Expenses

(a)            The Trust agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the fees and disbursements of its own counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Trust, (ii) fees and expenses of the Trust including fees and expenses of the trustees, (iii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Initial Purchasers and (iv) all other costs and expenses incident to the performance by the Trust of its obligations hereunder; provided, however, that in each case any such costs and expenses not directly incurred by the Shareholder Parent, the Shareholder or the Trust must be accompanied by itemized receipts, invoices or other appropriate documentation evidencing the proper and reasonable incurrence of such costs and expenses.

(b)          The Shareholder agrees to pay all costs and expenses incident to the performance of its and the Shareholder Parent’s obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to the fees and disbursements of counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Shareholder and Shareholder Parent (except that the Shareholder Parent shall pay all costs and expenses incident to the performance of (i) the Shareholder Parent’s obligations under Section 9 of this Agreement and (ii) the Shareholder Parent’s obligations, if any, required to be performed subsequent to the last Closing Date).

(c)            In addition the Shareholder further agrees to pay all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Circular and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Representatives of copies of the foregoing documents, (iii) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, and (iv) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, and (v) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities.

(d)           If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Trust to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Shareholder Parent agrees to promptly reimburse the Initial Purchasers upon demand, and supported by receipts, invoices or other appropriate documentation for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Latham & Watkins LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities, but none of the Trust, the Shareholder Parent and the Shareholder shall then be under any further liability to the Initial Purchasers except as provided in Section 9 hereof.

(e)            Pursuant to the Trust’s obligations to pay all costs and expenses incident to the performance of its obligations under this Agreement set out in Section 6(a), the Trust will withhold the amounts of expenses set forth in Schedule 2 from the proceeds payable by the Trust to the Shareholder.

(f)            On or within 10 Business Days of the First Closing Date, the Trust shall make all payments required by to be made Section 6(a) in the amounts and in accordance with the wire transfer instructions set out in Schedule 2.

Section 7.                  Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to each Closing Date:

(a)            Legal Opinions and Disclosure Letters Delivered on the First Closing Date

(i)            On the First Closing Date, the Initial Purchasers shall have received the opinion, dated as of the First Closing Date and addressed to the Initial Purchasers, of Paul Hastings LLP, counsel for the Trust, as set forth in Schedule 3. In rendering such opinion, Paul Hastings LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(ii)            On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 4 dated as of the First Closing Date and addressed to the Initial Purchasers, of Sullivan & Cromwell LLP, U.S. counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Sullivan & Cromwell LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(iii)          On the First Closing Date, the Initial Purchasers shall have received the disclosure letter, as set forth in Schedule 5 dated as of the First Closing Date and addressed to the Initial Purchasers, of Sullivan & Cromwell LLP, U.S. counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Sullivan & Cromwell LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(iv)         On the First Closing Date, the Initial Purchasers shall have received the disclosure letter with respect to the Issuer Disclosure, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, United States counsel for Issuer, dated as of the First Closing Date, in the form set forth in Schedule 6. In rendering such opinion, Simpson Thacher & Bartlett LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(v)           On the First Closing Date, the Initial Purchasers shall have received the opinion and disclosure letter, in the form agreed with the Representatives, dated as of the First Closing Date and addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and other related. In rendering such opinion, Latham & Watkins LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(vi)          On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 7, dated as of the First Closing Date and addressed to the Initial Purchasers, of Mori Hamada & Matsumoto, Japanese counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Mori Hamada & Matsumoto shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(vii)        On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 8, dated as of the First Closing Date and addressed to the Initial Purchasers, of Anderson Mori & Tomotsune, Japanese counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Anderson Mori & Tomotsune shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(viii)       On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 9, dated as of the First Closing Date and addressed to the Initial Purchasers, of Appleby (Cayman) Ltd, Caymans Islands counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Appleby (Cayman) Ltd. shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(ix)           On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 10, dated as of the First Closing Date and addressed to the Initial Purchasers, of Maples and Calder, Cayman Islands counsel for Issuer. In rendering such opinion, Maples and Calder shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(x)            On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 11, dated as of the First Closing Date and addressed to the Initial Purchasers, of Walkers, Cayman Islands counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Walkers shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xi)           On the First Closing Date, the Initial Purchasers shall have a copy of the opinion, as set forth in Schedule 12, dated as of the First Closing Date and addressed to the Issuer, of Fangda Partners, PRC counsel for Issuer, to the Issuer. The Issuer shall deliver or cause to be delivered to the Initial Purchasers a copy of such opinion with consent from such counsel. In rendering such opinion, Fangda Partners shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xii)         On the First Closing Date, the Initial Purchasers shall have a copy of the opinion, as set forth in Schedule 13, dated as of the First Closing Date and addressed to the Shareholder Parent, of King Wood Mallesons, PRC counsel for the Shareholder Parent, to the Shareholder Parent. The Shareholder Parent shall deliver or cause to be delivered to the Initial Purchasers a copy of such opinion with consent from such counsel. In rendering such opinion, King Wood Mallesons shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xiii)       On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 14, dated as of the First Closing Date and addressed to the Initial Purchasers, of Allen & Gledhill LLP, Singapore counsel for the Shareholder Parent and the Shareholder. In rendering such opinion, Allen & Gledhill LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xiv)       On the First Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 15, dated as of the First Closing Date and addressed to the Initial Purchasers, of Rajah & Tann Singapore LLP, Singapore counsel for the Initial Purchasers. In rendering such opinion, Rajah & Tann Singapore LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(b)            Legal Opinions and Disclosure Letters Delivered on any Subsequent Closing Date

(i)            On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Paul Hastings LLP, counsel for the Trust, as set forth in Schedule 3. In rendering such opinion, Paul Hastings LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(ii)            On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 4 dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Sullivan & Cromwell LLP, U.S. counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Sullivan & Cromwell LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(iii)          On any Subsequent Closing Date, the Shareholder Parent shall have used its reasonable efforts to procure that the Initial Purchasers have received the disclosure letter, as set forth in Schedule 5 dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Sullivan & Cromwell LLP, U.S. counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such disclosure letter, Sullivan & Cromwell LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(iv)          On any Subsequent Closing Date, the Shareholder Parent shall have used its reasonable efforts to procure that the Initial Purchasers have received the disclosure letter with respect to the Issuer Disclosure, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, United States counsel for Issuer, dated the Subsequent Closing Date, in the form set forth in Schedule 6. In rendering such disclosure letter, Simpson Thacher & Bartlett LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(v)            On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, in the form agreed with the Representatives, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and other related. In rendering such opinion, Latham & Watkins LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(vi)         On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 7, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Mori Hamada & Matsumoto, Japanese counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Mori Hamada & Matsumoto shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(vii)        On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 8, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Anderson Mori & Tomotsune, Japanese counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Anderson Mori & Tomotsune shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(viii)      On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 9, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Appleby (Cayman) Ltd, Caymans Islands counsel for the Shareholder Parent, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Appleby (Cayman) Ltd. shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(ix)          On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 10, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Maples and Calder, Cayman Islands counsel for Issuer. In rendering such opinion, Maples and Calder shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(x)            On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 11, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Walkers, Cayman Islands counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and related matters. In rendering such opinion, Walkers shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xi)          On any Subsequent Closing Date, the Shareholder Parent shall have used its reasonable efforts to procure that the Initial Purchasers shall have received a copy of the opinion, as set forth in Schedule 12, dated as of the Subsequent Closing Date and addressed to the Issuer, of Fangda Partners, PRC counsel for Issuer, to the Issuer. The Issuer shall deliver or cause to be delivered to the Initial Purchasers a copy of such opinion with consent from such counsel. In rendering such opinion, Fangda Partners shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xii)         On any Subsequent Closing Date, the Shareholder Parent shall have used its reasonable efforts to procure that the Initial Purchasers shall have a copy of the opinion, as set forth in Schedule 13, dated as of the Subsequent Closing Date and addressed to the Shareholder Parent, of King Wood Mallesons, PRC counsel for the Shareholder Parent, to the Shareholder Parent. The Shareholder Parent shall deliver or cause to be delivered to the Initial Purchasers a copy of such opinion with consent from such counsel. In rendering such opinion, King Wood Mallesons shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xiii)        On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 14, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Allen & Gledhill LLP, Singapore counsel for the Shareholder Parent and the Shareholder. In rendering such opinion, Allen & Gledhill LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(xiv)       On any Subsequent Closing Date, the Initial Purchasers shall have received the opinion, as set forth in Schedule 15, dated as of the Subsequent Closing Date and addressed to the Initial Purchasers, of Rajah & Tann Singapore LLP, Singapore counsel for the Initial Purchasers. In rendering such opinion, Rajah & Tann Singapore LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)            Accountants’ comfort letters

(i)            On the date of this Agreement and each Closing Date, the Initial Purchasers shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Act and the rules and regulations promulgated thereunder and substantially in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Issuer Disclosure; provided that the letter delivered on the date hereof and each Closing Date shall use a “cut-off date” not earlier than three Business Days prior to such Closing Date.

(d)            Certificates

(i)            On each Closing Date, the Initial Purchasers shall have received a certificate of the Trust, dated each Closing Date, signed on behalf of the Trust by the Trustees, to the effect that:

(a)            the representations and warranties of the Trust contained in this Agreement are true and correct on and as of the Applicable Time and on and as of each Closing Date, and the Trust has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing Date;

(b)            since the date hereof, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(c)            the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(ii)            The Initial Purchasers shall have received a certificate of the Shareholder, dated the Closing Date, to the effect that:

(a)            the representations and warranties of the Shareholder contained in this Agreement are true and correct on and as of the Applicable Time and on and as of the Closing Date, and the Shareholder has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(b)           the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(iii)          The Initial Purchasers shall have received a certificate of the Shareholder Parent, dated the Closing Date, to the effect that:

(a)            the representations and warranties of the Shareholder Parent contained in this Agreement are true and correct on and as of the Applicable Time and on and as of the Closing Date, and the Shareholder Parent has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b)            since the date hereof, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a material adverse effect on the Shareholder Parent and its subsidiaries, taken as a whole; and

(c)            the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(e)            Other conditions

(i)            On or prior to the First Closing Date, an agreement between the Issuer and the Initial Purchasers, in form and substance satisfactory to the Representatives, shall have been executed and delivered and, on each Closing Date, shall be in full force and effect and the Issuer shall have taken all actions necessary pursuant to that agreement;

(ii)           On or prior to the First Closing Date, each of the Fundamental Agreements, shall have been executed and delivered and, on each Closing Date, shall be in full force and effect and the parties to each of the Fundamental Agreements shall have taken all actions necessary pursuant to those agreements as described in the Pricing Disclosure Package and the Final Circular;

(iii)          On or before each Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such further documents, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Trust, the Shareholder and the Shareholder Parent as they shall have heretofore reasonably requested from the Trust, the Shareholder and the Shareholder Parent, respectively;

(iv)          On or prior to the First Closing Date, the Initial Purchases shall have received an excerpt from the register of members of the Issuer showing that the number of the Ordinary Shares, equal to the maximum number of ADSs underlying the Firm Securities, are registered in the name of the Shareholder and pledged to the Trust; and

(v)           On or prior to any Option Closing Date, the Initial Purchases shall have received an excerpt from the register of members of the Issuer showing that the number of Ordinary Shares, equal to the maximum number of ADSs underlying the Firm Securities and any Option Securities in respect of which the option set forth in Section 3 has been exercised are registered in the name of the Shareholder and pledged to Trust.

All such documents, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Initial Purchasers. The Trust, the Shareholder, and the Shareholder Parent shall furnish to the Representatives such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Representatives shall reasonably request.

Section 8.                  Offering of Securities; Restrictions on Transfer. Each of the Initial Purchasers agrees (as to itself only) with the Trust, the Shareholder and the Shareholder Parent that (i) it has not and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; (ii) it will solicit offers for the Securities only from, and will offer the Securities only to persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented, directly or indirectly, to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A; and (iii) it will not sell any Securities to any person which it has actual knowledge is an “affiliate” (within the meaning of Rule 144 under the Act) of the Issuer or the Trust or that which it has actual knowledge has been an “affiliate” (within the meaning of Rule 144 under the Act) of the Issuer or the Trust at any time during the immediately preceding three months.

Section 9.                   Indemnification and Contribution.

(a)            The Shareholder and the Shareholder Parent, jointly and severally, will indemnify and hold harmless the Trust and each Initial Purchaser and its affiliates within the meaning of Rule 405 under the Act and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or the Final Circular (collectively, including in each case any amendment or supplement thereto, and excluding, in each case, the Issuer Disclosure, the “Non-Issuer Disclosure”); or (ii) the omission or alleged omission to state, in the Non-Issuer Disclosure, a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, that relates to such untrue statement or alleged untrue statement or such omission or alleged omission, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, the Shareholder and the Shareholder Parent will not be liable in any such case to the extent that any such losses, claims, damages, or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Non-Issuer Disclosure in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Trust by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 12 hereof. For the avoidance of doubt, the Shareholder and the Shareholder Parent will provide no indemnity with respect to any losses, claims, damages, expenses or liabilities (or actions in respect thereof) insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or based upon any failure or alleged failure in the Non-Issuer Disclosure to update, correct or remedy any untrue statement or alleged untrue statement or omission or alleged omission in the Issuer Disclosure.

The indemnity provided for in this Section 9(a) will be in addition to any liability that the Shareholder and the Shareholder Parent may otherwise have to the indemnified parties. The Shareholder and the Shareholder Parent shall not be liable under this Section 9(a) for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)           The Trust will indemnify and hold harmless each Initial Purchaser and its affiliates within the meaning of Rule 405 under the Act and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Non-Issuer Disclosure; or (ii) the omission or alleged omission to state, in the Non-Issuer Disclosure, a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, that relates to such untrue statement or alleged untrue statement or such omission or alleged omission, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, the Trust will not be liable in any such case to the extent that any such losses, claims, damages, or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Non-Issuer Disclosure in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Trust by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 12 hereof. For the avoidance of doubt, the Trust will provide no indemnity with respect to any losses, claims, damages, expenses or liabilities (or actions in respect thereof) insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or based upon any failure or alleged failure in the Non-Issuer Disclosure to update, correct or remedy any untrue statement or alleged untrue statement or omission or alleged omission in the Issuer Disclosure. The indemnity provided for in this Section 9(b) will be in addition to any liability that the Trust may otherwise have to the indemnified parties. The Trust shall not be liable under this Section 9(b) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(c)            Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Trust, the Shareholder Parent and the Shareholder and their respective affiliates within the meaning of Rule 405 under the Act and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or the Final Circular or any amendment or supplement thereto ; or (ii) the omission or alleged omission to state, in the Pricing Disclosure Package or the Final Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Trust by the Initial Purchasers through any of the Representatives. specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 12 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, claim, damage, liability action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, that related to such untrue statement or alleged untrue statement or such omission or alleged omission, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred. The indemnity provided for in this Section 9(c) will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. No Initial Purchaser shall be liable under this Section 9(c) for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld, conditioned or delayed.

(d)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnified party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include any of the indemnifying parties, as well as the indemnified party and representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Initial Purchasers and all persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act or who are affiliates of any Initial Purchaser within the meaning of Rule 405 under the Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons and affiliates of any Initial Purchasers, such firm shall be designated in writing by the Initial Purchasers. None of the indemnifying parties shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying parties, jointly and severally, agree to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. None of the indemnifying parties shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (1) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action; and (2) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)            If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection(a), (b) or (c) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above in such proportion as is appropriate to reflect the relative fault of the Shareholder Parent, the Shareholder and the Trust on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Shareholder Parent, the Shareholder and the Trust on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Shareholder Parent, the Shareholder, the Trust or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e) Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Initial Purchaser as will be set forth in Section 3 of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Shareholder Parent, the Shareholder, the Trust and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

Section 10.                Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Trust, the Shareholder, the Shareholder Parent and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Trust, the Shareholder, the Shareholder Parent, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Section 6, Section 9, this sentence of Section 10 and Section 17 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.               Termination. (a) This Agreement may be terminated in the sole discretion of the Representatives by notice to the Trust and the Shareholder given prior to the First Closing Date in the event that the Trust and/or the Shareholder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the First Closing:

(i)            any of the Shareholder Parent or its subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a material adverse effect on the Shareholder Parent and its subsidiaries, taken as a whole, or there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a material adverse effect on the Shareholder Parent or and its subsidiaries, taken as a whole, except in each case as described in the Final Circular (exclusive of any amendment or supplement thereto);

(ii)            any of the Issuer or any principal subsidiaries and consolidated variable interest entities listed on Exhibit 8.1 to the annual report of the Issuer on Form 20-F for the year ended March 31, 2016 shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a material adverse effect on the Issuer or any of its principal subsidiaries and consolidated variable interest entities, or there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a material adverse effect on the Issuer or any of its principal subsidiaries and consolidated variable interest entities (including without limitation a change in control of the Issuer or principal subsidiaries and consolidated variable interest entities), except in each case as described in the Issuer Disclosure (exclusive of any amendment or supplement thereto);

(iii)           trading in securities of the Issuer or in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iv)         a material disruption in securities settlement, payment or clearance services in the United States shall have occurred;

(v)           a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or

(vi)          there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States or the PRC which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Circular.

(b)           Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 6 and Section 9 hereof.

Section 12.               Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph of text on the front cover page (as such paragraph is supplemented by the first item on Annex 1(a)), the names of the several Initial Purchasers as set forth under the heading “Plan of Distribution” in the Preliminary Circular and the Final Circular, and the statements set forth in the fourth and fifth sentences of the sixth paragraph under the heading “Plan of Distribution” in the Preliminary Circular and the Final Circular and in the two paragraphs under the heading “Plan of Distribution—Price Stabilization and Short Positions” in the Preliminary Circular and the Final Circular (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Representatives on behalf of the Initial Purchasers to the Trust for the purposes of Sections 2(a) and (b) and 9 hereof.

Section 13.               Notices. All communications hereunder shall be in writing and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed as follows:

(i)                  if sent to the Initial Purchasers at:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
 Attention: Equity Capital Markets - Syndicate Desk

with a copy to:

Deutsche Bank Securities Inc.
60 Wall Street, 36th Floor
New York, NY 10005
Attention: General Counsel
 Fax: (212) 797-4564

and:

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
 Attention of Equity Syndicate Desk

with a copy to: the Legal and Compliance Department

(b)               if sent to the Trust at:

to Donald J. Puglisi
Managing Trustee
Mandatory Exchangeable Trust
850 Library Avenue, Suite 204
Newark, Delaware 19711
Fax: 302-738-7210
puglisi@puglisiassoc.com

(c)                if sent to the Shareholder at:

West Raptor Holdings, LLC
103 Foulk Road, Suite 202
 Wilmington, Delaware 19803

Attn: Nikesh Arora, Alok Sama and Jonathan Bullock
Fax: +1-302-652-8667
Email: nikesh@softbank.com
alok@softbank.com, and jb@softbank.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1870 Embarcadero Rd
Palo Alto, CA 94303
Attn: John L. Savva and Sarah P. Payne
Fax: +1-650-461-5700
Email: savvaj@sullcrom.com and paynesa@sullcrom.com

such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and one Business Day after being timely delivered to a next-day air courier.

Section 14.               Defaulting Initial Purchasers. If on the First Closing Date or any Option Closing Date, as the case may be, any Initial Purchaser shall fail to purchase and pay for the portion of the Securities which such Initial Purchaser has agreed to purchase and pay for on such date (other than by reason of any default on the part of the Trust, the Shareholder or the Shareholder Parent), the Representatives shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Initial Purchasers, or any others, to purchase from the Trust such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Initial Purchaser or Initial Purchasers failed to purchase. If during such 36 hours, the Representatives shall not have procured such other Initial Purchasers, or any others, to purchase the Securities agreed to be purchased by the defaulting Initial Purchaser or Initial Purchasers, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Securities to be purchased on the First Closing Date or the Option Closing Date, as the case may be, the other Initial Purchasers shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Initial Purchaser or Initial Purchasers failed to purchase, or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the First Closing Date or the Option Closing Date, as the case may be, the Shareholder or the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Initial Purchasers or the Trust, the Shareholder or Shareholder Parent, except to the extent provided in Section 6 hereof. In the event of a default by any Initial Purchaser or Initial Purchasers, as set forth in this Section 14, the First Closing Date or any Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Pricing Disclosure Package or in the Final Circular or in any other documents or arrangements may be effected. The term “Initial Purchaser” includes any person substituted for a defaulting Initial Purchaser. Any action taken under this Section 14 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement

Section 15.               Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Trust, the Shareholder Parent and the Shareholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Shareholder, the Shareholder Parent, and the Trust contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the respective directors, trustees and officers of the Shareholder, the Shareholder Parent and the Trust and any person or persons who control the Shareholder, the Shareholder Parent or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16.           Separateness and Non-petition.

(a)            The Initial Purchasers, the Shareholder Parent and the Trust acknowledge and agree that the Shareholder and the Shareholder Parent are separate legal entities and have separate and independent assets, liabilities and owners, that neither of such entities is the agent of, or otherwise has the power to bind, the other and that neither entity is guarantor or surety with respect to, or is otherwise responsible for, the liabilities or obligations of, the other, and the Initial Purchasers, the Shareholder Parent and the Trust represent that they are not entering into, or performing their obligations under, this Agreement on any basis inconsistent with the foregoing.

(b)            To the fullest extent permitted by Applicable Law, each of the Initial Purchasers, the Shareholder Parent and the Trust agree that, until one year (or, if longer, the applicable preference period then in effect) and one day after the satisfaction in full of all of the payment and delivery obligations of the Shareholder under Section 2.3 of the Forward Purchase Agreement (other than any indemnification, reimbursement or similar obligation that is contingent at the applicable time), it shall not file any petition with respect to the Shareholder under the U.S. bankruptcy code or any analogous state or foreign law, in any such case seeking or consenting to (i) a determination of bankruptcy or insolvency with respect to the Shareholder, (ii) a liquidation, dissolution, arrangement or similar relief with respect to the Shareholder, (iii) the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Shareholder or for all or any substantial portion of its properties or (iv) other relief that would constitute a bankruptcy with respect to the Shareholder or all or substantially all of its property.

(c)            Nothing in this Agreement shall preclude, or be deemed to estop, the Initial Purchasers, the Shareholder Parent or the Trust (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) and one day period in (A) any case or proceeding voluntarily filed or commenced by the Shareholder in accordance with the terms of the Limited Liability Company Agreement or (B) any involuntary insolvency proceeding filed or commenced by a person other than the Initial Purchasers, the Shareholder Parent or the Trust or any affiliate thereof or (ii) from commencing against the Shareholder or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, receivership, moratorium or liquidation proceeding.

Section 17.          Submission to Jurisdiction. Each of the Shareholder, the Shareholder Parent and the Trust irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York State court in the Borough of Manhattan in the City of New York in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit, action or proceeding may be determined in any such court. Each of the Shareholder, the Shareholder Parent and the Trust irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such suit, action or proceeding. The Shareholder Parent has irrevocably appointed Corporation Services Company at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401 (the “Process Agent”) as its agent upon whom process may be served in any such suit, action or proceeding. The Shareholder Parent agrees to take any and all action that may be necessary to continue such appointment in full force and effect for a period of seven years from the date of this Agreement. The Shareholder Parent further agrees that service of process upon the Process Agent and written notice of said service to the Shareholder Parent shall be deemed in every respect effective service of process upon the Shareholder Parent in any such suit, action or proceeding. Nothing herein shall affect the right of any Initial Purchaser or any person controlling any Initial Purchaser to serve process in any other manner permitted by law.

Section 18.               APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 19.          No Advisory or Fiduciary Responsibility. Each of the Trust, the Shareholder and the Shareholder Parent, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Trust, the Shareholder and the Shareholder Parent, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of any of the Trust, the Shareholder or the Shareholder Parent, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of any of the Trust, the Shareholder or the Shareholder Parent with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising any of the Trust, the Shareholder or the Shareholder Parent on other matters) or any other obligation to any of the Trust, the Shareholder or the Shareholder Parent except the obligations expressly set forth in this Agreement and (iv) the Trust, the Shareholder and the Shareholder Parent have each consulted their respective legal and financial advisors to the extent it deemed appropriate. Each of the Trust, the Shareholder and the Shareholder Parent severally agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust, the Shareholder or the Shareholder Parent, in connection with such transaction or the process leading thereto.

Section 20.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Trust, the Shareholder, the Shareholder Parent and the Initial Purchasers.

Very truly yours,

MANDATORY EXCHANGEABLE TRUST

By:
Donald J. Puglisi, as Managing Trustee

By:
William R. Latham III, as Trustee

By:
James B. O’Neill, as Trustee

SOFTBANK GROUP CORP.

By:
Name:
Title:

West Raptor Holdings, LLC

By:
Name: Nikesh Arora
Title: Director

Accepted as of the date hereof:

Deutsche Bank Securities Inc.,

Morgan Stanley & Co. LLC

On behalf of each of the Initial Purchasers

By: DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

By: MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Accepted as of the date hereof:

Deutsche Bank Securities Inc.,

Morgan Stanley & Co. LLC

On behalf of each of the Initial Purchasers

By: DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

By: MORGAN STANLEY & CO. LLC

By:
Name:
Title:

LEGAL_US_E # 123946757.1